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                                                                 Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002, except for Note 18, as to which the date is April 1, 2002, with respect to the consolidated financial statements of ServiceWare Technologies, Inc. included in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 and the related Prospectus for the registration of 33,815,406 shares of its common stock.

/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
August 3, 2004